Exhibit 99.1

Actelis Receives Notice from Nasdaq Confirming Compliance with Stockholders Equity Requirement

FREMONT, Calif, Oct. 31, 2025 (GLOBE NEWSWIRE) -- Actelis Networks, Inc. (NASDAQ: ASNS) ("Actelis" or the "Company"), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, today announced that on October 28, 2025, the Company received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has evidenced compliance with the stockholders’ equity requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1).

Nasdaq also notified the Company that the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request for an extension to demonstrate compliance with the $1.00 bid price requirement set forth in Nasdaq Listing Rule 5550(a)(1), through December 5, 2025. The Company has scheduled a special meeting of shareholders on November 7, 2025, at which it will seek shareholder approval for the implementation of a reverse stock split to timely regain compliance with the bid price requirement.

“We are pleased to have received this update from Nasdaq confirming that we have regained compliance with Nasdaq’s equity standard,” said Tuvia Barlev, Chairman and CEO of Actelis Networks. “With momentum across key sectors - including government, defense, ITS, and MDUs, we remain confident in our ability to sustain compliance with Nasdaq’s equity requirement and to regain compliance with the Nasdaq bid price requirement in the near term, and are focused on delivering sustained value to our shareholders.”

Nasdaq also informed the Company that, assuming the Company regains compliance with the bid price requirement by December 5, 2025, the Company will remain subject to a Panel Monitor for a period of one year, through October 28, 2026. If, within that period, the Company fails to satisfy any of the criteria for continued listing on The Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550, Nasdaq will issue a delist determination, which the Company may address by requesting a new hearing before the Panel.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber-copper, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis' innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its "Cyber Aware Networking" initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections, including but not limited to, our ability to regain and maintain compliance with continued listing requirements of the Nasdaq Capital Market. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company's filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Arx Investor Relations
North American Equities Desk
actelis@arxhq.com